EXHIBIT 10.1

AMERICAN HONDA FINANCE CORPORATION,
as RPA Seller,

and

AMERICAN HONDA RECEIVABLES LLC,
as Purchaser

RECEIVABLES PURCHASE AGREEMENT

Dated August 12, 2026

i

This Receivables Purchase Agreement (the “Agreement”), dated August 12, 2026, is between American Honda Finance Corporation, a California corporation, as seller (the “RPA Seller”), and American Honda Receivables LLC, a Delaware limited liability company, as purchaser (the “Purchaser”).

In consideration of the premises and mutual agreements herein contained, each party agrees as follows for the benefit of the other party and for the benefit of the Owner Trustee:

Article I
DEFINITIONS

Section 1.01         Definitions. Terms not defined in this Agreement shall have the meanings assigned thereto in Appendix A to the Sale and Servicing Agreement dated as of the date hereof (as from time to time amended, supplemented or otherwise modified and in effect, the “Sale and Servicing Agreement”) among the Purchaser, as seller, Honda Auto Receivables 2026-3 Owner Trust, as Issuer, and the RPA Seller, as Servicer and Sponsor.

Section 1.02         Other Definitional Provisions. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; the words Section, subsection and Schedule references contained in this Agreement are references to Sections, subsections and Schedules in or to this Agreement unless otherwise specified; the term “proceeds” shall have the meaning set forth in the applicable UCC; and the word “including” means including without limitation.

Article II
CONVEYANCE OF RECEIVABLES

Section 2.01         Conveyance of Receivables.

(a)            In consideration of the payment by the Purchaser to the RPA Seller of the Receivables Purchase Price as set forth in Section 3.01, the RPA Seller hereby sells, transfers, assigns and otherwise conveys to the Purchaser, and the Purchaser hereby purchases from the RPA Seller, without recourse (subject to the RPA Seller’s obligations hereunder), all of the right, title and interest of the RPA Seller in, to and under the following:

(i)            the Receivables listed in the Schedule of Receivables delivered to the Indenture Trustee promptly after the Closing Date and all monies paid thereunder or in respect thereof (including proceeds of the repurchase of Receivables by the RPA Seller pursuant to Section 2.03(c)) on or after the Cutoff Date;

(ii)           the security interests in the Financed Vehicles;

(iii)          any proceeds of any physical damage insurance policies covering the Financed Vehicles and in any proceeds of any credit life, credit disability or optional insurance policies relating to the Receivables or the Obligors;

(iv)         any proceeds of Dealer Recourse;

(v)          the right to realize upon any property (including the right to receive future Liquidation Proceeds) that shall have secured a Receivable and have been repossessed by or on behalf of the Issuer; and

(vi)         the proceeds of any and all of the foregoing.

(b)            In connection with the foregoing conveyance, the RPA Seller agrees to record and file, at its own expense, one or more financing statements with respect to the Receivables now existing and hereafter created for the sale of chattel paper (as defined in Section 9-102 of the UCC as in effect in the State of California) meeting the requirements of applicable state law in such manner as is necessary to perfect the sale of the Receivables to the Purchaser, and the proceeds thereof (and any continuation statements as are required by applicable state law), and to deliver a file-stamped copy to the Indenture Trustee of each such financing statement (or continuation statement) or other evidence of such filings (which may, for purposes of this Section, consist of telephone confirmation of such filings with the file stamped copy of each such filings to be provided to the Purchaser in due course), as soon as is practicable after receipt by the RPA Seller thereof.

In connection with the foregoing conveyance, the RPA Seller further agrees, at its own expense, on or prior to the Closing Date (i) to annotate and indicate in its computer files that the Receivables have been transferred to the Purchaser pursuant to this Agreement, (ii) to create a Schedule of Receivables containing a true and complete list of all such Receivables, identified by account number and by the Principal Balance of each Receivable as of the Cutoff Date, which file or list shall be kept on file at the offices of the Servicer and (iii) to deliver the Receivable Files to or upon the order of the Purchaser.

The parties hereto intend that the conveyance hereunder be a sale. In the event that the conveyance hereunder is not for any reason considered a sale, the RPA Seller hereby grants to the Purchaser a first priority perfected security interest in all of its right, title and interest in, to and under the Receivables, and all other property conveyed hereunder and listed in this Section and all proceeds of any of the foregoing, and intends that this Agreement constitute a security agreement under applicable law. Such grant is made to secure the payment of all amounts payable hereunder, including, without limitation, the Receivables Purchase Price.

Section 2.02         Representations and Warranties of the RPA Seller and the Purchaser.

(a)            The RPA Seller hereby represents and warrants to the Purchaser as of the date of this Agreement and the Closing Date that:

(i)            Organization and Good Standing. The RPA Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and had at all relevant times, and has, power, authority and legal right to acquire, own and sell the Receivables and to perform its obligations under and consummate the transactions contemplated by the Basic Documents.

(ii)          Due Qualification. The RPA Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in each jurisdiction where any such failure to do so would materially and adversely affect the RPA Seller’s ability to perform its obligations under and consummate the transactions contemplated by the Basic Documents.

(iii)         Power and Authority. The RPA Seller shall have the power and authority to execute and deliver this Agreement and to carry out its terms, and the execution, delivery and performance of this Agreement shall have been duly authorized by the RPA Seller by all necessary corporate action.

(iv)         Valid Sale; Binding Obligation. This Agreement evidences a valid sale, transfer and assignment of the Receivables, enforceable against creditors of and purchasers from the RPA Seller, and constitutes a legal, valid and binding obligation of the RPA Seller enforceable in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

(v)          No Violation. The execution, delivery and performance by the RPA Seller of this Agreement and the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the RPA Seller, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the RPA Seller is a party or by which it may be bound or any of its properties are subject; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); nor violate any law or, to the knowledge of the RPA Seller, any order, rule or regulation applicable to it or its properties of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the RPA Seller or any of its properties, in each case where any such conflict, breach, default, lien or violation would reasonably be expected to have a material adverse effect on the RPA Seller’s ability to perform its obligations under this Agreement and consummate the transactions contemplated by the Basic Documents.

(vi)         No Proceedings. To the RPA Seller’s knowledge, there are no proceedings or investigations pending or, to the knowledge of the RPA Seller, threatened against the RPA Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that, in the reasonable judgment of the RPA Seller, would materially and adversely affect the performance by the RPA Seller of its obligations under this Agreement.

(vii)       Schedule of Receivables. The information set forth in the Schedule of Receivables shall be true and correct in all material respects as of the opening of business on the Cutoff Date and no selection procedures believed to be adverse to the Securityholders were utilized in selecting the Receivables from those automobile receivables of the RPA Seller that met the selection criteria set forth in this Agreement.

(viii)       All Filings Made. Both the RPA Seller and the Purchaser, respectively, have caused or will have caused, or have taken or will take, within ten (10) days of the Closing Date, all steps necessary, including the filing of all appropriate financing statements (including UCC filings) necessary in the appropriate jurisdictions under the applicable law, to give the Issuer a first priority perfected security interest in the Receivables (other than the Related Security with respect thereto, to the extent that an ownership interest therein cannot be perfected by the filing of a financing statement), and to give the Indenture Trustee a first priority perfected security interest therein.

(ix)          Security Interest. This agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables in favor of the Purchaser, which is prior to all other Liens (other than Permitted Liens and any Lien which will be released prior to the assignment hereunder) and is enforceable against all creditors of and purchasers from the RPA Seller.

(x)          Title. It is the intention of the RPA Seller that the transfer and assignment herein contemplated, taken as a whole, constitutes a sale of the Receivables from the RPA Seller to the Purchaser and that the beneficial interest in and title to the Receivables not be part of the debtor’s estate in the event of the filing of a bankruptcy petition by or against the RPA Seller under any bankruptcy law. Other than (1) the sale by the RPA Seller to the Purchaser pursuant to this Agreement, (2) the sale by the Purchaser to the Issuer pursuant to the Sale and Servicing Agreement and (3) the security interest granted by the Issuer to the Indenture Trustee in the Indenture, no Receivable has been sold, transferred, assigned or pledged by the RPA Seller to any Person other than the Purchaser or by the Purchaser to any Person other than the Issuer, and no Receivable has been sold, transferred, assigned or pledged by the Issuer to any Person other than the Indenture Trustee, and no provision of a Receivable shall have been waived, except as provided in this Agreement. Immediately prior to the transfer and assignment herein contemplated, the RPA Seller has good and marketable title to each Receivable free and clear of all Liens (except Permitted Liens and any Lien which will be released prior to the sale and transfer of such Receivable to the Issuer), and, immediately upon the transfer and assignment contemplated herein, the Purchaser shall have good and marketable title to each Receivable, free and clear of all Liens (except Permitted Liens and any Lien which will be released prior to the sale and transfer of such Receivable to the Issuer).

(b)            The Purchaser hereby represents and warrants to the RPA Seller as of the date of this Agreement and the Closing Date that:

(i)            Organization and Good Standing. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and had at all relevant times, and shall have, power, authority and legal right to acquire, own and sell the Receivables and to perform its obligations under and consummate the transactions contemplated by the Basic Documents.

(ii)           Due Qualification. The Purchaser is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in each jurisdiction where any such failure to do so would materially and adversely affect the Purchaser’s ability to perform its obligations under and consummate the transactions contemplated by the Basic Documents.

(iii)          Power and Authority. The Purchaser shall have the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement shall have been duly authorized by the Purchaser by all necessary corporate action.

(iv)          Binding Obligation. This Agreement evidences a valid sale, transfer and assignment of the Receivables, and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

(v)          No Violation. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of formation or limited liability company agreement of the Purchaser, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Purchaser is a party or by which it may be bound or any of its properties are subject; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); nor, to the knowledge of the Purchaser, violate any law or any order, rule or regulation applicable to it or its properties of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or any of its properties, in each case where any such conflict, breach, default, lien or violation would reasonably be expected to have a material adverse effect on the Purchaser’s ability to perform its obligations under this Agreement and consummate the transactions contemplated by the Basic Documents.

(vi)         No Proceedings. To the Purchaser’s knowledge, there are no proceedings or investigations pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that, in the reasonable judgment of the Purchaser, would materially and adversely affect the performance by the Purchaser of its obligations under this Agreement.

(c)            The representations and warranties set forth in this Section shall survive the sale of the Receivables by the RPA Seller to the Purchaser and the sale of the Receivables by the Purchaser to the Issuer. Upon discovery by the RPA Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

Section 2.03         Representations and Warranties as to the Receivables.

(a)            Eligibility of Receivables.

(i)            The RPA Seller hereby (A) makes the representations and warranties set forth on Exhibit A as of the Cutoff Date as to the Receivables (on which the Purchaser relies in accepting the Receivables) and (B) consents to the assignment by the Purchaser to the Issuer of the Purchaser’s rights with respect thereto. Such representations and warranties speak as of the respective dates set forth therein, but shall survive the sale, transfer and assignment of the Receivables to the Issuer under the Sale and Servicing Agreement and the pledge of such Receivables to the Indenture Trustee under the Indenture. The RPA Seller hereby acknowledges and agrees that under the Sale and Servicing Agreement, the Purchaser will transfer to the Issuer the Purchaser’s rights under the Receivables Purchase Agreement, including the representations and warranties of the RPA Seller as set forth on Exhibit A to this Agreement (upon which representations and warranties the Issuer relies in accepting the Receivables and delivering the Securities), together with all rights of the Purchaser with respect to any breach thereof, including the right to require the RPA Seller to repurchase Receivables in accordance with this Agreement. Any inaccuracy in any of such representations or warranties will be deemed not to constitute a breach of such representations or warranties if such inaccuracy does not affect the ability of the Issuer to receive and retain payment in full on such Receivable on the terms and conditions and within the timeframe set forth in the underlying retail installment sales contract.

(ii)           The RPA Seller hereby agrees that the Administrator, on behalf of the Issuer, shall have the right to enforce any and all rights under this Agreement assigned to the Issuer under the Sale and Servicing Agreement, including the right to cause the RPA Seller to repurchase any Receivable with respect to which it is in breach of any of its representations and warranties set forth in Exhibit A, directly against the RPA Seller as though the Issuer were a party to this Agreement, and the Issuer shall not be obligated to exercise any such rights indirectly through the Purchaser.

(b)            Notice of Breach. The representations and warranties set forth in this Section shall speak as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Receivables to the Purchaser and any subsequent assignment or transfer pursuant to the Sale and Servicing Agreement. The Purchaser, the RPA Seller, the Issuer, the Owner Trustee, the Delaware Trustee or the Indenture Trustee, as the case may be, shall inform the other parties promptly, in writing, upon discovery of any breach of the RPA Seller’s representations and warranties pursuant to this Section which materially and adversely affects the interests of the Noteholders in any Receivable.

(c)            Repurchase of Receivables. In the event of a breach of any representation or warranty set forth on Exhibit A which materially and adversely affects the interests of the Issuer or the Securityholders and unless the breach shall have been cured by the last day of the second Collection Period following the Collection Period in which the discovery of the breach is made or notice is received, as the case may be (or, at the option of the RPA Seller, the last day in the first Collection Period following the Collection Period in which such discovery is made), the RPA Seller shall repurchase such Receivable. In consideration of the purchase of any such Receivable, on the related Payment Date, the RPA Seller shall remit an amount equal to the Warranty Purchase Payment in respect of such Receivable to the Purchaser and shall be entitled to receive the Released Warranty Amount. Upon any such repurchase, each of the Purchaser and the Issuer shall, without further action, be deemed to transfer, assign and otherwise convey to the RPA Seller, without recourse, representation or warranty, all the right, title and interest of either the Purchaser or the Issuer in, to and under such repurchased Receivable, all monies due or to become due with respect thereto and all proceeds thereof. The Purchaser, the Issuer, the Owner Trustee, the Delaware Trustee or the Indenture Trustee, as applicable, shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the RPA Seller to effect the conveyance of such Receivable pursuant to this Section. The sole remedy of the Purchaser, the Issuer, the Trustees or the Securityholders with respect to a breach of the RPA Seller’s representations and warranties pursuant to Section 2.03(a) shall be to require the RPA Seller to repurchase the related Receivables pursuant to this Section.

Section 2.04         Covenants of the RPA Seller. The RPA Seller hereby covenants that:

(a)            Security Interests. Except for the conveyances and grants of security interests hereunder and contemplated pursuant to this Agreement and the other Basic Documents, the RPA Seller shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable or interest therein, and the RPA Seller shall defend the right, title and interest of the Purchaser in, to and under such Receivables against all claims of third parties claiming through or under the RPA Seller; provided, however, that the RPA Seller’s obligations under this Section 2.04(a) shall terminate upon the termination of the Trust pursuant to Section 9.01 of the Trust Agreement.

(b)            Delivery of Payments. The RPA Seller agrees to deliver in kind upon receipt to the Servicer under the Sale and Servicing Agreement (if other than the RPA Seller) all payments received by the RPA Seller in respect of the Receivables as soon as practicable after receipt thereof by the RPA Seller.

(c)            No Impairment. The RPA Seller shall take no action, nor omit to take any action, which would impair the rights of the Purchaser in any Receivable, nor shall it, except as otherwise provided in this Agreement or the Sale and Servicing Agreement, reschedule, revise or defer payments due on any Receivable.

Article III
PAYMENT OF RECEIVABLES PURCHASE PRICE

Section 3.01         Payment of Receivables Purchase Price. In consideration of the sale of the Receivables from the RPA Seller to the Purchaser as provided in Section 2.01, on the Closing Date the Purchaser agrees to pay the RPA Seller an amount equal to the estimated fair market value of the Receivables (such amount, the “Receivables Purchase Price”), which amount shall be paid in the form of (i) cash, less the par value of the Retained Notes to be issued to the RPA Seller on the Closing Date, and (ii) a capital contribution from the RPA Seller to the Purchaser in an amount equal to the excess, if any, of such estimated fair market value of the Receivables over the net sum of such cash payment.

Article IV
TERMINATION

Section 4.01         Termination. The respective obligations and responsibilities of the RPA Seller and the Purchaser created hereby shall terminate, except for the indemnity obligations of the RPA Seller as provided herein, upon the termination of the Issuer as provided in the Trust Agreement.

Article V
MISCELLANEOUS PROVISIONS

Section 5.01         Amendment.

(a)            Any term or provision of this Agreement may be amended by the Purchaser and the RPA Seller, but without the consent of any Securityholders or any other Person subject to the satisfaction of one of the following conditions:

(i)            the Purchaser or the RPA Seller delivers an Opinion of Counsel to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of any Noteholders that have not consented in writing to such amendment; or

(ii)           the Rating Agency Condition is satisfied with respect to such amendment and the Purchaser or the RPA Seller notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment;

provided, that in the event that any Trust Certificates are then held by anyone other than the Depositor or any of its Affiliates, this Agreement may only be amended by the Purchaser and the RPA Seller if, in addition, (i) the Certificateholders evidencing a majority of the Certificate Balance of the Trust Certificates consent to such amendment or (ii) such amendment shall not, as evidenced by an Officer’s Certificate of the Purchaser or the RPA Seller or an Opinion of Counsel delivered to the Owner Trustee, materially and adversely affect the interests of the Certificateholders.

(b)            This Agreement may also be amended from time to time by the Purchaser and the RPA Seller, with notice to the Indenture Trustee, the written consent of the Noteholders evidencing not less than a majority of the Outstanding Amount of the Notes and the consent of the Certificateholders evidencing not less than a majority of all the percentage interests evidenced by the Trust Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement.

(c)            Any term or provision of this Agreement may also be amended from time to time by the Purchaser and the RPA Seller, for the purpose of conforming the terms of this Agreement to the description thereof in the Prospectus, without the consent of any Securityholders or any other Person.

(d)            Promptly after the execution of any such amendment, the RPA Seller or the Purchaser shall furnish an executed copy of such amendment to the Indenture Trustee and the Administrator (who shall make such notice available to each Rating Agency pursuant to Section 1.02(c) of the Administration Agreement). It shall not be necessary for the consent of Securityholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of Certificateholders of the execution thereof shall be subject to such reasonable requirements as the Owner Trustee may require.

(e)            No amendment that adversely affects the Indenture Trustee, the Owner Trustee or the Delaware Trustee shall be effective without the prior written consent of the party adversely affected.

Section 5.02         Protection of Right, Title and Interest to Receivables.

(a)            The RPA Seller, at its expense, shall cause this Agreement and/or all financing statements and continuation statements and any other necessary documents covering the Purchaser’s right, title and interest to the Receivables and other property conveyed by the RPA Seller to the Purchaser hereunder to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Purchaser hereunder to all of the Receivables and such other property. The RPA Seller shall deliver to the Purchaser file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Purchaser shall cooperate fully with the RPA Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this subsection.

(b)            In the event that the RPA Seller makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with Section 5.02(a) seriously misleading within the meaning of Section 9-507(c) of the UCC as in effect in the applicable state, the RPA Seller shall give the Purchaser not less than five (5) days prior written notice of any such change and shall, within thirty (30) days of such change, execute and file such financing statements or amendments as may be necessary to continue the perfection of the Purchaser’s security interest in the Receivables and the proceeds thereof.

(c)            The RPA Seller will give the Purchaser prompt written notice of any relocation of any office from which the RPA Seller keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall execute and file such financing statements or amendments as may be necessary to continue the perfection of the interest of the Purchaser in the Receivables and the proceeds thereof.

Section 5.03         GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Each of the parties hereto hereby submits to the jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this agreement.

Section 5.04         Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, or overnight delivery service, by facsimile or by electronic mail (if an address therefore has been provided by the respective party in writing) to, the address of each party as set forth on Schedule A to the Sale and Servicing Agreement, or, as to any of such Persons, at such other address as shall be designated by such Person in a written notice to the other Persons.

Section 5.05         Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement or any amendment or supplement hereto.

Section 5.06         Assignment. This Agreement may not be assigned by the Purchaser or the RPA Seller except as contemplated by this Section and the Sale and Servicing Agreement; provided, however, that simultaneously with the execution and delivery of this Agreement, the Purchaser shall assign all of its right, title and interest herein to the Issuer, which in turn, will pledge its rights to the Indenture Trustee for the benefit of the Noteholders as provided in Section 2.01 of the Sale and Servicing Agreement, to which the RPA Seller hereby expressly consents. The RPA Seller agrees to perform its obligations hereunder for the benefit of the Issuer and that the Indenture Trustee may enforce the provisions of this Agreement, exercise the rights of the Purchaser and enforce the obligations of the RPA Seller hereunder without the consent of the Purchaser.

Section 5.07         Further Assurances. The RPA Seller and the Purchaser agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party hereto or by the Issuer or the Indenture Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements, amendments, continuation statements or releases relating to the Receivables for filing under the provisions of the UCC or other law of any applicable jurisdiction.

Section 5.08         No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser, the Issuer or the RPA Seller, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 5.09         Counterparts.

(a)            This Agreement may be executed in two or more counterparts, (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act.

(b)            The Indenture Trustee, the Owner Trustee, the Delaware Trustee and the Issuer are authorized to accept written instructions, directions, reports, notices or other communications signed manually, by way of faxed signatures, or delivered by Electronic Transmission. In the absence of bad faith or negligence on its part, each of the Indenture Trustee, the Owner Trustee, the Delaware Trustee and the Issuer may conclusively rely on the fact that the Person sending instructions, directions, reports, notices or other communications or information by Electronic Transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such Electronic Transmission and, in the absence of bad faith or negligence, shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information to the Indenture Trustee, the Owner Trustee, the Delaware Trustee or the Issuer, including, without limitation, the risk of either the Indenture Trustee, the Owner Trustee, the Delaware Trustee or the Issuer acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

Section 5.10         Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Issuer, the Owner Trustee, the Delaware Trustee and the Indenture Trustee for the benefit of the Noteholders, each of which shall be considered to be third-party beneficiaries hereof. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.

Section 5.11         Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 5.12         RPA Seller Indemnification.

(a)            Purchaser. The RPA Seller shall indemnify and hold harmless the Purchaser from and against any loss, liability, expense or damage suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the RPA Seller pursuant to this Agreement or as a result of the transactions contemplated hereby, including, but not limited to, any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the RPA Seller shall not indemnify the Purchaser if such acts, omissions or alleged acts or omissions constitute negligence or willful misconduct by the Purchaser.

(b)            Trustees. The RPA Seller shall indemnify, defend and hold harmless the Trustees from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, and was imposed upon the Trustees through the negligence, willful misfeasance or bad faith of the RPA Seller in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

(c)            Taxes. The RPA Seller shall indemnify, defend and hold harmless the Purchaser and any of the officers, directors, employees and agents of the Purchaser from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein and in the other Basic Documents, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes and costs and expenses in defending against the same.

Section 5.13         Merger, Consolidation or Assumption of the Obligations of the RPA Seller.

(a)            The RPA Seller shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(i)            the corporation formed by such consolidation or into which the RPA Seller is merged or the Person which acquires by conveyance or transfer the properties and assets of the RPA Seller substantially as an entirety shall be organized and existing under the laws of the United States, any state thereof or the District of Columbia, and, if the RPA Seller is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Purchaser and the Indenture Trustee, in form satisfactory to the Purchaser and the Indenture Trustee, the performance of every covenant and obligation of the RPA Seller hereunder and shall benefit from all the rights granted to the RPA Seller hereunder; and

(ii)           the RPA Seller shall have delivered to the Purchaser and the Indenture Trustee an Officer’s Certificate of the RPA Seller and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b)            The obligations of the RPA Seller hereunder shall not be assignable nor shall any Person succeed to the obligations of the RPA Seller hereunder except in each case in accordance with the provisions of Section 5.06 and this Section.

Section 5.14         Dispute Resolution.

(a)            If any Investor (each, a “Requesting Party”) requests that the RPA Seller repurchase any Receivable pursuant to Section 2.03(c) of this Agreement and the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of such Requesting Party within one-hundred eighty (180) days of the receipt of notice of the request by the RPA Seller, the Requesting Party will have the right to refer the matter, at its discretion, to mediation, non-binding arbitration or binding arbitration pursuant to this Section 5.14. In order to make a repurchase request, such Requesting Party will provide a notice stating the request to the RPA Seller.

(b)            The Requesting Party will provide notice in accordance with the provisions of Section 5.04 of its intention to refer the matter to mediation, non-binding arbitration or binding arbitration, as applicable, to the RPA Seller, with a copy to the Issuer, the Purchaser, the Owner Trustee and the Indenture Trustee. The RPA Seller agrees that it will participate in the resolution method selected by the Requesting Party. Any settlement agreement reached in a mediation and any decision by an arbitrator in a binding arbitration shall be binding upon the Requesting Party, the Purchaser, the Issuer, the Owner Trustee, and the Indenture Trustee with respect to the Receivable that is the subject matter of the repurchase request, and, in that situation, issues relating to that Receivable may not be re-litigated by the Purchaser, the Issuer, the Owner Trustee, or the Indenture Trustee or become the subject of a subsequent repurchase request by the Requesting Party in mediation (including non-binding arbitration), arbitration, court, or otherwise.

(c)            If the Requesting Party selects mediation as the resolution method, the following provisions will apply:

(i)            The mediation will be administered by a nationally recognized arbitration and mediation association selected by the Requesting Party pursuant to such association’s mediation procedures in effect at such time.

(ii)           The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation.

(iii)         The mediator will be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the repurchase dispute and will be appointed from a list of neutrals maintained by the AAA.

(d)            If the Requesting Party selects arbitration as the resolution method, the following provisions will apply:

(i)            The arbitration will be administered by a nationally recognized arbitration and mediation association jointly selected by the parties, and if the parties are unable to agree on an association, the arbitration will be administered by the AAA, and conducted pursuant to such association’s arbitration procedures in effect at such time.

(ii)          The arbitrator will be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the dispute hereunder and will be appointed from a list of neutrals maintained by AAA.

(iii)          The arbitrator will make its final determination no later than 90 days after appointment or as soon as practicable thereafter. The arbitrator will resolve the dispute in accordance with the terms of this Agreement, and may not modify or change this Agreement in any way. The arbitrator will not have the power to award punitive damages or consequential damages in any arbitration conducted by it, and the RPA Seller shall not be required to pay more than the applicable Repurchase Amount with respect to any Receivable which the RPA Seller is required to repurchase under the terms of this Agreement. In its final determination, the arbitrator will determine and award the costs of the arbitration (including the fees of the arbitrator, cost of any record or transcript of the arbitration, and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator in its reasonable discretion. The determination of the arbitrator will be in writing and counterpart copies will be promptly delivered to the parties. For binding arbitration, the arbitrator’s determination will be final and non-appealable (absent manifest error), except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter.

(iv)         By selecting binding arbitration, the Requesting Party waives the right to sue in court, including the right to a trial by jury.

(e)            The following provisions will apply to both mediations (including non-binding arbitration) and arbitrations:

(i)            Any mediation or arbitration will be held in New York, New York or such other location mutually agreed to by the Requesting Party and the RPA Seller;

(ii)          Notwithstanding this dispute resolution provision, the parties will have the right to seek provisional relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, provided such relief would otherwise be available by law;

Other than as publicly available with the Commission or otherwise publicly disclosed, the details and/or existence of any unfulfilled repurchase request, any meetings or discussions regarding any unfulfilled repurchase request, mediations or arbitration proceedings conducted under this Section 5.14, including all offers, promises, conduct and statements, whether oral or written, made in the course of the parties’ attempt to resolve an unfulfilled repurchase request, any information exchanged in connection with any mediation, and any discovery taken in connection with any arbitration (collectively, “Confidential Information”), shall be and remain confidential and inadmissible (except as permitted in accordance with applicable law) for any purpose, including impeachment, in any mediation, arbitration or litigation, or other proceeding (including any proceeding under this Section 5.14) other than as required to be disclosed in accordance with applicable law, regulatory requirements, or court order or to the extent that the RPA Seller, in its sole discretion, elects to disclose such information. Such information will be kept strictly confidential and will not be disclosed or discussed with any third party, and except that a party may disclose such information to its own attorneys, experts, accountants and other agents and representatives (collectively “Representatives”), as reasonably required in connection with any resolution procedure under this Section 5.14), if the disclosing Party (a) directs such Representatives to keep the information confidential, (b) is responsible for any disclosure by its Representatives of such information and (c) takes at its sole expense all reasonable measures to restrain such Representatives from disclosing such information. If any party receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for Confidential Information, the recipient will promptly notify the other party and will provide the other party with the opportunity to object to the production of its Confidential Information or seek other appropriate protective remedies, consistent with the applicable requirements of law and regulation. If, in the absence of a protective order, such party or any of its representatives are compelled as a matter of law, regulation, legal process or by regulatory authority to disclose any portion of the Confidential Information, such party may disclose to the party compelling disclosure only the part of such Confidential Information that is required to be disclosed.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

AMERICAN HONDA FINANCE CORPORATION,
as RPA Seller

By:	/s/ Masaharu Hirose
	Name:	Masaharu Hirose
	Title:	President

AMERICAN HONDA RECEIVABLES LLC,
as Purchaser

By:	/s/ Michiko Yamasaki Rey
	Name:	Michiko Yamasaki Rey
	Title:	Secretary

S-1	HAROT 2026-3 Receivables Purchase Agreement

EXHIBIT A

REPRESENTATIONS AND WARRANTIES AS TO THE RECEIVABLES

(i)            Characteristics of Receivables. Each Receivable

(a)	was originated by a Dealer located in the United States for the sale of the related Financed Vehicle, fully executed, evidenced by fully signed electronic or tangible records, or electronically authenticated by the Obligor thereto, purchased by AHFC from such Dealer under an existing agreement with AHFC, assigned by such Dealer to the RPA Seller and subsequently sold by the RPA Seller to the Purchaser pursuant to the Receivables Purchase Agreement,

(b)	has created or shall create a first priority security interest in favor of the RPA Seller in the related Financed Vehicle, which security interest has been assigned by the RPA Seller to the Purchaser and shall be assignable, and shall be so assigned, by the Purchaser to the Issuer,

(c)	contains provisions that permit the repossession and sale of the Financed Vehicle upon a default under the Receivable by the Obligor,

(d)	except as otherwise provided in this Agreement, provides, at the time of origination, for level Monthly Payments (provided that the first and last payments in the life of the Receivable may be different from but in no event more than two times the level payment) that fully amortize the Amount Financed over its original term,

(e)	allows for prepayment,

(f)	is not listed on the Servicer’s records as a federal, state or local governmental entity and

(g)	is a retail installment sales contract.

(ii)            Compliance with Law. At the time it was originated, the Receivable complied in all material respects with all requirements of law in effect at the time and applicable to such Receivable.

(iii)            Binding Obligation. Each Receivable is on a form contract that includes the legal and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws affecting the enforcement of creditors’ rights and by general principles of equity, consumer protection laws and the Servicemembers Civil Relief Act.

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(iv)           Receivables in Force. According to the Servicer’s Receivables system, the Receivable shall not have been satisfied, subordinated or rescinded, nor shall the Financed Vehicle have been released in whole or in part from the lien granted by the related Receivable on the Cutoff Date.

(v)            No Defenses. To the RPA Seller’s knowledge, no right of rescission, setoff, counterclaim or defense has been asserted or threatened in writing by any Obligor against the Receivable.

(vi)           No Defaults. Except for payment delinquencies that, as of the Cutoff Date, were not more than thirty (30) days, according to the accounting records of the RPA Seller, no payment default existed under the terms of any Receivable as of the Cutoff Date.

(vii)          Insurance. Each Obligor of a Receivable has been required to obtain physical damage insurance covering the related Financed Vehicle and is required under the terms of the related Receivable to maintain such insurance.

(viii)         Lawful Assignment. The terms of the Receivable do not limit the right of the owner of the Receivable to sell the Receivable.

(ix)           Chattel Paper. The Receivable is either “tangible chattel paper”, “electronic chattel paper” or “chattel paper” within the meaning of the applicable UCC and (A) if the Receivable is tangible chattel paper, there is only one executed or otherwise authenticated original of such Receivable, (B) if the Receivable is electronic chattel paper, there is only one authoritative copy of the record or records (as defined in the UCC) comprising such Receivable or (C) if the Receivable is chattel paper, there is only one authoritative copy of the record or records (as defined in the UCC) evidencing such Receivable.  If the Receivable constitutes electronic chattel paper or chattel paper, AHFC has “control” of such electronic chattel paper within the meaning of Section 9-105 or has perfected its security interest in such chattel paper in accordance with Section 9-314A, respectively, of the applicable UCC.

(x)            Security Interest. The RPA Seller has, or the Servicer has, started procedures that will result in the RPA Seller having a perfected, first priority security interest in the Financed Vehicle within ten (10) days of the Closing Date, which security interest was validly created and is assignable by the RPA Seller to the Purchaser.

(xi)           Individual Characteristics. Each Receivable has the following individual characteristics as of the Cutoff Date:

(a)	is not listed on the Servicer’s records as the subject of a pending bankruptcy proceeding;

(b)	had an original maturity of not greater than 72 payments;

(c)	provides for the payment of a finance charge or shall yield interest calculated on the basis of a Contract Rate of at least 0.50%;

(d)	has a Scheduled Payment that is not more than thirty (30) days past due;

(e)	the Financed Vehicle to which the Receivable relates is a new or used Honda or Acura automobile or light-duty truck; and

(f)	the Obligor under each Receivable had a billing address in the United States or its territories or possessions, according to the records of the Servicer.

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